EXHIBIT 99.6


                    FORM OF INSTRUCTIONS BY BENEFICIAL OWNERS
                          TO BROKERS OR OTHER NOMINEES

(accompanying letter from brokers or other nominees to beneficial owners)

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Grubb & Ellis Company (the "Company").

This will instruct you regarding exercising Rights to purchase the Common Stock distributed with respect to the Company's Common Stock, held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Grubb & Ellis Company Subscription Rights Certificates" (the "Instructions").

box 1. [ ] Please do not exercise Rights for shares of the Common Stock.

box 2. [ ] Please  exercise  Rights for shares of the Common  Stock as set forth below:

                            NUMBER
                            OF         SUBSCRIPTION
                            SHARES     PRICE                  PAYMENT

Basic Subscription Right*:  _____ X    $[INSERT]          =   $________ (Line 1)
                                       -----------------

Oversubscription Right:**   _____ X    $[INSERT]          =   $________ (Line 2)
                                       -----------------

                                         Total Payment Required =     $ ________
                                         (Sum of Lines 1 and 2; must equal total
                                         of amounts in boxes 4 and 5 below)

*     YOU MAY PURCHASE ONE (1) SHARE FOR EACH WHOLE RIGHT YOU HOLD.

** PROVIDED THAT YOU HAVE EXERCISED YOUR ENTIRE BASIC SUBSCRIPTION RIGHT, YOU MAY OVERSUBSCRIBE FOR ADDITIONAL SHARES IN AN AMOUNT UP TO THE GREATER OF (A) 50% OF THE NUMBER OF FULL RIGHTS RECEIVED OR (B) 100 SHARES. THE NUMBER OF ADDITIONAL SHARES THAT YOU MAY RECEIVE PURSUANT TO THIS OVER SUBSCRIPTION PRIVILEGE DEPENDS UPON HOW MANY RIGHTS ARE EXERCISED BY OTHER STOCKHOLDERS, AND IS THEREFORE SUBJECT TO PRORATION.

box 3. [ ] Payment in the following amount is enclosed: $_______________ box 4. [ ] Please deduct payment from the following account maintained by you as follows:

__________________________                   _________________________________
      Type of Account                                    Account No.

Amount to be deducted:     $_________________________________________________

Date:__________________, 2002                _______________________________
                                             Signature (s)


                                             (Please  sign  exactly as your name
                                             appears above.  Joint owners should
                                             each   sign    personally.    Where
                                             applicable,  please  indicate  your
                                             official position or representative
                                             capacity.)


                                             Please type or print name(s) below



                                             -----------------------------------

                                       2